Exhibit 10.33
Annual Director Compensation

Board of Directors:

Annual Equity Awards
Restricted Stock Units	$ 140,000
Stock Options	$ 60,000

Base Annual Fee — Restricted Stock Units	$ 80,000

Board Chair Annual Fee — Restricted Stock Units	$ 100,000

Committee Fees — Restricted Stock Units
Audit Committee Membership Annual Fee	$ 20,000
Audit Committee Chair Annual Fee	$ 35,000
Compensation Committee Membership Annual Fee	$ 17,000
Compensation Committee Chair Annual Fee	$ 20,000
Nominating and Governance Committee Membership Annual Fee	$ 13,000
Nominating and Governance Committee Chair Annual Fee	$ 15,000